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                                                                    Exhibit 10.8

                                 UROLOGIX, INC.

                                  May 23, 2003

Mr. Christopher R. Geyen
566 Barrington Drive
Shakopee, MN 55379

Dear Chris:

This letter outlines our agreement regarding the termination of your employment with Urologix, Inc. ("Urologix") effective May 31, 2003 (the "Termination Date"). You are resigning as Vice President and Chief Financial Officer as of May 23, 2003.

Urologix is terminating your employment without "Cause," as that term is defined in your Severance Agreement dated July 17, 2000 (the "Severance Agreement"), a copy of which is attached hereto. As stipulated in the Severance Agreement, in consideration for your voluntary release of claims, Urologix will provide you with the following benefits in connection with the termination of your employment:

1. We will continue to pay you your base salary (excluding bonus) in accordance with Urologix' regular payroll practices for a period of up to 12 months (the "Severance Period") after the Termination Date. If you secure other employment during the Severance Period, you must notify me. As of the first day of the start of your new employment, Urologix' obligation to continue to pay your base salary during the Severance Period will terminate. Your last payment will be prorated through the day before the first day of your new employment.

2. During the Severance Period in which Urologix is obligated to continue your base salary, the health, dental and life insurance benefits you are receiving at the time of termination will also continue. Pursuant to our health, dental and life insurance coverages, you may be required to sign an acceptance form for continuation coverage. Urologix will pay the employer share of the monthly premium payments to continue coverage during the Severance Period in which Urologix is obligated to continue your base salary. Upon termination of the Severance Period, or earlier termination of Urologix' obligation as provided for in paragraph 1 above, you will have to pay the entire monthly premiums yourself to continue coverage. A notice detailing your rights to continue insurance coverage under COBRA will be sent to you.

3. No stock options will vest after the Termination Date and you may not continue to participate in Urologix' Employee Stock Purchase Plan.

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4.   Urologix agrees that it will not directly or indirectly make any derogatory comments to any person or entity about you.

In consideration for the benefits outlined above, you agree to the following:

1. You hereby release Urologix, Inc., its past and present affiliates, officers, directors, agents, shareholders, employees, insurers and indemnitors (collectively, the "Releasees") from any and all claims and causes of action, known or unknown, which you may have against any and all of them. Through this release, you extinguish all causes of action against the Releasees occurring up to the date on which you sign this agreement, including but not limited to any contract, commission, wage or benefit claims; intentional infliction of emotional distress, defamation or any other tort claims; and all claims arising from any federal, state or municipal law or ordinance, including the Employee Retirement Income Security Act. This release extinguishes any potential claims of discrimination arising from your employment with Urologix, Inc. and termination of that relationship, including specifically any claims under the Minnesota Human Rights Act, the Americans With Disabilities Act, Title VII of the Civil Rights Act of 1964, and the Age Discrimination in Employment Act. This release does not extinguish any claims which arise against any Releasee after you sign this agreement and does not extinguish any statutory indemnification rights you may have. You certify that you (a) have not filed any claims, complaints or other actions against any Releasee; and (b) are hereby waiving any right to recover from any Releasee under any lawsuit or charge filed by you or any federal, state or local agency on your behalf based upon any event occurring up to the date on which you sign this agreement. You are advised by Urologix, Inc. to review your rights and responsibilities under this agreement with your own lawyer.

     You have 21 days to review and consider this offer. If you sign this agreement before 21 days have elapsed from the date on which you first receive it, then you will be voluntarily waiving your right to the full 21-day review period. You have the right to rescind this agreement within seven calendar days of your signing this agreement to reinstate federal claims under the Age Discrimination in Employment Act and you have the right to rescind this agreement within 15 calendar days of the date upon which you sign this agreement with regard to the release of claims arising under the Minnesota Human Rights Act. You understand that if you desire to rescind this agreement, you must put the rescission in writing and deliver it to Todd Paulson, Urologix, Inc., 14405 Twenty-First Avenue North, Minneapolis, MN 55447 by hand or by mail within the required period. If you deliver the rescission by mail, it must be postmarked within the required period, properly addressed to Todd Paulson and sent by certified mail, return receipt requested. If you effectively exercise this rescission right, this agreement will be rendered null and void, and neither you nor Urologix, Inc. will have any further obligation to the other under this agreement. For this reason, you will not be entitled to start to receive the payments described in paragraph 1 on page 1 until the fifteen (15) day rescission period

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     has expired and Urologix, Inc. has received Exhibit A, signed and dated by you, confirming that you have not exercised your right to rescind.

2. You certify that you have returned all of Urologix' property in your possession.

3. You agree that you will not directly or indirectly make any derogatory comments to any person or entity about Urologix, its past and present affiliates, officers, directors, agents, shareholders, and employees, or in any way interfere with or attempt to damage any of Urologix' business or employment relationships.

4. You agree that, with respect to paragraph 2 of this Agreement, for each month in which you wish to continue your health insurance coverage after the Severance Period or earlier termination of Urologix' obligation as provided for in paragraph 1, you will send payment of the entire monthly premium amount to Todd Paulson, Urologix, Inc., 14405 Twenty-First Avenue North, Minneapolis, MN 55447, and ensure that such payment is received by the first day of the month.

This agreement and offer of benefits to you shall not in any way be construed as an admission of liability by Urologix or as an admission that Urologix has acted wrongfully with respect to you. Urologix specifically denies and disclaims any such liability or wrongful acts.

In the event that any provision of this agreement is found to be illegal or unenforceable, such provision will be severed or modified to the extent necessary to make it enforceable, and as so severed or modified, the remainder of this agreement shall remain in full force and effect. This Agreement shall be binding upon the successors and assigns of Urologix whether pursuant to merger, exchange or sale of all or substantially all of the assets of Urologix and such successor shall assume Urologix' obligations hereunder.

This agreement sets forth our entire agreement and fully supersedes any prior agreements, contracts or understandings between you and Urologix, except your obligations under that certain Agreement Regarding Employment, Inventions, Confidential Information and Non-Competition shall continue as provided therein. By signing this agreement, you agree that you have entered into it voluntarily, without coercion, duress, or reliance on any representations by any Urologix employee, agent or lawyer.

If this letter accurately reflects our understanding and agreement, please sign the original and copy and return the original to me. The copy is for your file.

Sincerely,

UROLOGIX, INC.


/s/ Fred B. Parks
---------------------------

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By: Fred B. Parks
Its: Chairman of the Board

I have read and understand and agree to the terms and conditions set forth above and have signed this agreement dated May 23, 2003 freely, voluntarily and with full knowledge and understanding of its meaning.


/s/ Christopher R. Geyen
---------------------------
Christopher R. Geyen
Dated: May 23, 2003

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                                    EXHIBIT A
                                       TO
                                RELEASE AGREEMENT

                                 May      , 2003
                                     -----

Mr. Todd Paulson
Urologix, Inc.
14405 Twenty-First Avenue North
Minneapolis, MN 55447

Dear Mr. Paulson:

This letter, dated more than 15 days after I signed the agreement between Urologix, Inc. and me dated May 23, 2003, is to certify that I have taken no steps to exercise my 15-day right of rescission, as described on page two of the agreement.

Very truly yours,


Christopher R. Geyen